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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   EAC II Inc.

                                    ARTICLE I

                  The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                                   EAC II Inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is c/o of RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, City of Wilmington, County of New Castle, Delaware 19801. The name and address of the registered agent for service of process on the Corporation is RL&F Service Corp., One Rodney Square, County of New Castle, Delaware 19801.

                                   ARTICLE III

                  The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                  The total number of shares of stock that the Corporation shall have authority to issue is 1000 shares of Common Stock, par value of $0.01 per share.

                                    ARTICLE V

                  The name and mailing address of the incorporator is Michael B. Kaplan, 825 8th Avenue, 45th Floor, New York, New York, 10019.


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                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                   ARTICLE VII

                  Unless and except to the extent that the By-laws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VIII

                  To the fullest extent permitted from time to time by law, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE IX

                  The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

                  IN WITNESS WHEREOF, I, Michael B. Kaplan, the Sole Incorporator of EAC II Inc. have executed this Certificate of Incorporation this 14th day of May, 1999, and DO HEREBY CERTIFY under the penalties of perjury that this instrument is my act and deed and that the facts stated herein are true.

                                              ---------------------------------
                                              Michael B. Kaplan
                                              Incorporator

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                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                                   EAC II Inc.

                     PURSUANT TO SECTION 241 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                  EAC II Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

                  DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST. That the Board of Directors of the Corporation by unanimous written consent duly executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware has duly adopted a resolution amending the Certificate of Incorporation of the Corporation and has declared such amendment to be advisable. Pursuant to said resolution, ARTICLE IV of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                                   "ARTICLE IV

                  SECTION I: The total number of shares of stock that the Corporation shall have authority to issue is 3,000,000 shares of Common Stock, par value $0.01 per share.

                  SECTION II: In the event the Corporation issues warrants or other rights entitling the holder thereof to acquisitions of Common Stock, such warrants or other rights may provide as one of the terms thereof that the holders thereof shall be deemed to be stockholders, and that their warrants or other rights shall be deemed to be shares of stock for any purpose which requires the vote of the stockholders as a prerequisite to any corporate action."

                  SECOND. That the Corporation has not received any payment for any of its stock.


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                  THIRD.  That said amendment was duly adopted in
accordance with the provisions of Section 241 of the DGCL.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been made under the seal of the Corporation and has been signed by the undersigned, Timothy C. Collins, President of the Corporation, and attested to by Charles L. Laurey, Secretary of the Corporation, this 30th day of June, 1999.

                                                   ----------------------------
                                                   Name:   Timothy C. Collins
                                                   Title:  President

[Seal]

ATTEST:

----------------------------------
Name: Charles L. Laurey
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       of

                          CERTIFICATE OF INCORPORATION

                                       of

                                   EAC II Inc.


                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                  EAC II Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the"DGCL"),

                  DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST. That the Board of Directors of the Corporation by unanimous written consent duly executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware has duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and declaring that it is advisable that the stockholders of the Corporation adopt resolutions approving such amendment. Pursuant to the proposed amendment, ARTICLE I of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:


                                   "ARTICLE I

                  The name of the corporation (the "Corporation") is WRC Media Inc."

                  SECOND. That thereafter the foregoing amendment was approved by a majority of the stockholders of the Corporation.

                  THIRD. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.


                  IN WITNESS WHEREOF, this Certificate of Amendment has been made under the seal of the Corporation and has been signed by the undersigned, Timothy C. Collins, President of the Corporation, and attested to by Charles L. Laurey, Secretary of the Corporation, this 28th day of October, 1999.


                                                  -----------------------------
                                                  Name: Timothy C. Collins
                                                  Title: President


[Seal]

ATTEST:


----------------------------
Name:  Charles L. Laurey
Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 WRC MEDIA INC.

                  WRC Media Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"),

                  DOES HEREBY CERTIFY AS FOLLOWS:

                  FIRST. That the Board of Directors of the Corporation by unanimous written consent duly executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware has duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable. Pursuant to the proposed amendment, ARTICLE IV of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

                                   "ARTICLE IV

                  SECTION 1. Shares, Classes and Series Authorized.

                  (a) The aggregate number of shares which the Corporation shall have authority to issue is 40,000,000 consisting of (1) 20,000,000 shares of Common Stock, par value $0.01 per share, and (2) 20,000,000 shares of Preferred Stock, par value $0.01 per share.

                  SECTION 2. Powers and Rights of the Common Stock.

                  (a) VOTING RIGHTS. Except as otherwise provided in this Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Common Stock shall vote together with the holders of any other outstanding shares of capital stock of the Corporation entitled to vote, without regard to class, and every holder of outstanding shares of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in his name.


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                                                                               2

                  (b) DIVIDENDS. Subject to the rights and preferences of the Preferred Stock set forth in this Article IV and in any resolution or resolutions providing for the issuance of such stock as set forth in
         Section 3 of this Article IV, the holders of outstanding shares of Common Stock shall be entitled to receive ratably such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

                  (c) DISTRIBUTION OF ASSETS UPON LIQUIDATION. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided ratably among the holders of the Common Stock.

                  SECTION 3. Powers and Rights of the Preferred Stock.

                  The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors, and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the liquidation preference of the shares of such series; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have with respect to the issuance of parity or senior securities of the Corporation; the rights, if any, which the holders of


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                                                                               3

shares of such series shall have in the event of any change of control or voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to covert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation or for any debt securities of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether the shares of such series shall be subject to exchange by the Corporation and the terms and conditions of such exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

                  SECTION 4. Issuance of Common Stock and Preferred Stock.

                  The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of Common Stock and Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such natural persons or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by any of the stockholders of the Corporation, except as otherwise required by law.

                  SECTION 5. In the event the Corporation issues warrants or other rights entitling the holder thereof to acquisitions of Common Stock, such warrants or other rights may provide as one of the terms thereof that the holders thereof shall be deemed to be stockholders, and that their warrants or other rights shall be deemed to be shares of stock for any purpose which requires the vote of the stockholders as a prerequisite to any corporate action."

                  SECOND. That thereafter the foregoing amendment was approved by a majority of the stockholders of the Corporation.

                  THIRD. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be signed by Charles L. Laurey, Secretary of the Corporation, this 16th day of November, 1999.

                                            By
                                                ------------------------------
                                                 Name:  Charles L. Laurey
                                                 Title: Secretary